Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL	804 • 788 • 8200
FAX	804 • 788 • 8218

FILE NO: 61054.000003

June 10, 2009

Penn Virginia Corporation

Three Radnor Corporate Center

Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087

Penn Virginia Corporation

10.375% Senior Notes due 2016

Ladies and Gentlemen:

We have acted as special counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with (1) the Registration Statement on Form S-3 (Registration No. 333-143852) (the “Original Registration Statement”) filed by (a) the Company, (b) Penn Virginia Holding Corp., a Delaware corporation (“PVH”), (c) Penn Virginia Oil & Gas Corporation, a Virginia corporation (“PVOV”), (d) Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company (“PVOG”), (e) Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company (“PVOL”), (f) Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“PVOT”), (g) Penn Virginia MC Corporation, a Delaware corporation (“PVMC”), (h) Penn Virginia MC Energy L.L.C., a Delaware limited liability company, (“PVME”), and (i) Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company (“PVMO” and, collectively with PVH, PVOV, PVOG, PVOL, PVOT, PVMC and PVME, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) on June 18, 2007 pursuant to the Securities Act of 1933, as amended (the “Act”), (2) the Registration Statement on Form S-3 (Registration No. 333-159890) filed by the Company and the Subsidiary Guarantors with the Commission on June 10, 2009 pursuant to Rule 462(b) promulgated under the Act, which incorporates by reference the contents of the Original Registration Statement (the “Subsequent Registration Statement” and, collectively with the Original Registration Statement, the “Registration Statement”) and (3) the Company’s offering and sale of $300,000,000 aggregate principal amount of its 10.375% Senior Notes due 2016 (the “Notes”) and related guarantee of the Company’s obligations under the Notes by each of the Subsidiary Guarantors (the “Guarantees” and, collectively with the Notes, the “Securities”).

Penn Virginia Corporation

June 10, 2009

The Securities will be issued pursuant to the Indenture to be dated on or about June 15, 2009 and the Supplemental Indenture thereto to be dated on or about June 15, 2009 (collectively, the “Indenture”) among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Securities are being offered and sold as described in the prospectus, dated June 18, 2007, contained in the Registration Statement, and the prospectus supplement thereto, dated June 10, 2009 (collectively, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate or other organizational records of the Company and the Subsidiary Guarantors, certificates of corporate officers and representatives of the Company and the Subsidiary Guarantors and of public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation and Bylaws of the Company and the organizational documents of each Subsidiary Guarantor, each as amended through the date hereof, (ii) the Registration Statement, (iii) the Prospectus and (iv) the Indenture.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the Subsidiary Guarantors and the validity, binding effect and enforceability thereof on the Company and the Subsidiary Guarantors). To the extent that the obligations of the Company and the Subsidiary Guarantors under the Indenture, Securities and Guarantees may be dependent upon such matters, we also assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

As to factual matters, we have relied upon representations included in the documents submitted to us, certificates of officers and representatives of the Company and the Subsidiary Guarantors and certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

Penn Virginia Corporation

June 10, 2009

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of Texas, the State of New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware, and the federal laws of the United States.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. Each Subsidiary Guarantor has been duly incorporated or organized, as applicable, and is validly existing and in good standing under the laws of its state of incorporation or organization, as applicable.

3. The Notes have been duly authorized and, when (a) the Indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, (b) the Notes have been duly executed by the Company and authenticated by the Trustee, and (c) the Notes have been sold as contemplated in the Registration Statement and the Prospectus, the Notes will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The Guarantees have been duly authorized and, when (a) the Indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, (b) the Notes have been duly executed by the Company and authenticated by the Trustee, (c) the Guarantees have been duly executed and delivered by the applicable Subsidiary Guarantors and (d) the Notes have been sold as contemplated in the Registration Statement and the Prospectus, each Guarantee will be legally issued and a valid and binding obligation of the applicable Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.

The opinions set forth above are subject to the qualifications and exceptions set forth below:

1. The validity and enforcement of the Company’s obligations under the Notes and the Indenture and the applicable Subsidiary Guarantor’s obligations under the Guarantees and the Indenture may be subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (whether considered in proceedings at law or in equity) and (c) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing.

Penn Virginia Corporation

June 10, 2009

2. We express no opinion as to the effect of any provision of the Indenture that (a) imposes penalties or forfeitures or (b) purports to establish an evidentiary standard for determinations by any person.

We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors, the Notes or the Guarantees.

Very truly yours,

/s/ Hunton & Williams LLP